UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

FTAI INFRASTRUCTURE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41370	87-4407005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 45th Floor
New York, New York 10105
(Address of principal executive offices) (Zip Code)

(212) 798-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01	Regulation FD Disclosure

The following information is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

In connection with the proposed offering described below, FTAI Infrastructure Inc. (“FIP,” the “Company,” “we” or “us”) anticipates disclosing to prospective investors certain information that has not been previously publicly reported, excerpts of which are furnished below. As used in this Form 8-K, “Existing Notes” refers to the Company’s 10.500% senior secured notes due 2027, initially issued on July 7, 2022 and July 25, 2022, “Additional Notes” refers to an additional issuance of $100 million aggregate principal amount of 10.500% senior secured notes due 2027 and “Notes” refers to the Existing Notes and Additional Notes.

Bridge Loan Credit Agreement

On May 18, 2023, we entered into a credit agreement (the “Bridge Loan Credit Agreement”) with the lenders party thereto and Barclays Bank PLC, as administrative agent, providing for a $25.0 million secured bridge loan facility (the “Bridge Loan”). The obligations are secured by liens on the assets of the Company that constitute collateral for the Notes, but neither the guarantors of the Notes nor any other subsidiaries of the Company guaranty the Company’s obligations under the Bridge Loan Credit Agreement nor grant any liens on their assets to secure such obligations. The obligations under the Bridge Loan Credit Agreement have been designated Superpriority Obligations (as defined in the indenture governing the Notes) and therefore, pursuant to the terms of an intercreditor agreement, have priority in right of payment with respect to proceeds of collateral of the Company received upon a foreclosure, enforcement or exercise of remedies with respect to the collateral of the Company or pursuant to a bankruptcy, insolvency or similar event. The Bridge Loan matures on December 31, 2023. The Bridge Loan bears interest at the Base Rate (determined in accordance with the Bridge Loan Credit Agreement) plus 6.50% per annum, or if the Company chooses to have the Bridge Loan bear interest based on Term SOFR, at the Adjusted Term SOFR Rate (determined in accordance with the Bridge Loan Credit Agreement) plus 7.50% per annum. The Bridge Loan Credit Agreement includes a financial covenant requiring maintenance of a Consolidated First Lien Leverage Ratio (as defined in the Bridge Loan Credit Agreement) of no more than 11.50 to 1.00. The Company intends to use the net proceeds from the Additional Notes offering to repay the Bridge Loan in full.

Amendment to Certificate of Designations of our Series A Preferred Stock

On June 27, 2023, our board of directors approved a Certificate of Amendment (the “Amendment”) to the Certificate of Designations for our Series A Preferred Stock (the “Certificate of Designations”), which amends certain provisions of the Certificate of Designations to increase the aggregate principal amount of outstanding indebtedness we and the guarantors may incur in order to facilitate the issuance of the Additional Notes, subject to obtaining the prior affirmative vote or consent of the Majority Holders (as defined in the Certificate of Designations) to such Amendment. On June 28, 2023, the holders of our Series A Preferred Stock (the “Series A Holders”) executed a unanimous written consent pursuant to which the Series A Holders authorized, consented and approved the offering of the Additional Notes and the Amendment, subject to certain customary conditions. The Amendment is expected to be filed with the Delaware Secretary of State immediately prior to the closing of the offering of Additional Notes. The Series A Holders received a customary fee for the consent and are expected to purchase up to $33.4 million aggregate principal amount of the Additional Notes.

Fortress and Mubadala Transaction

On May 22, 2023, Fortress Investment Group LLC (“Fortress”) and Mubadala Investment Company, through its wholly owned asset management subsidiary Mubadala Capital (“Mubadala”), announced that they have entered into definitive agreements pursuant to which, among other things, certain members of Fortress management and affiliates of Mubadala will acquire 100% of the equity of Fortress that is currently indirectly held by SoftBank Group Corp. (“SoftBank”). After the closing of the transaction, Fortress will continue to operate as an independent investment manager under the Fortress brand, with autonomy over investment processes and decision making, personnel and operations.

Update Regarding our Business

We expect to generate increasing annual Adjusted EBITDA over time as our assets ramp up from recently completed construction and execute on growth initiatives. For illustrative purposes, we estimate that, on a consolidated basis, our portfolio of infrastructure businesses has the potential to generate annual Adjusted EBITDA in excess of $200 million, after corporate expenses. Primary drivers of our illustrative estimate include the following:

•
Railroad – Our Railroad segment, consisting of Transtar, LLC (“Transtar”) and our railcar cleaning business (“KRS”), generated $8.1 million of net income attributable to stockholders and $17.2 million of Adjusted EBITDA in the first quarter of 2023 as compared to $8.5 million of net income attributable to stockholders and $13.5 million of Adjusted EBITDA for the fourth quarter of 2022. The target annual Adjusted EBITDA for Transtar is $68.8 million, based on the annualized run rate from the first quarter of 2023. We have identified several growth initiatives, including continued focus on growing third party business, that have the potential for Transtar to generate an incremental $30 million of Adjusted EBITDA over the next 12 months. We believe that the contribution of these initiatives, together with the organic growth in Transtar’s core existing business, has the potential to result in over $100 million of annual Adjusted EBITDA from Transtar.

•
Jefferson – our multi-modal crude oil and refined products terminal in Beaumont, Texas (“Jefferson”) generated $9.2 million of net loss attributable to stockholders and Adjusted EBITDA of $6.5 million in the first quarter of 2023, as compared to $9.6 million of net loss attributable to stockholders and $4.5 million of Adjusted EBITDA in the fourth quarter of 2022. We also generated throughput of 163.2 kilobarrels (“KBBLs”) per day in the first quarter of 2023 as compared to 102.4 KBBLs per day in the fourth quarter of 2022, representing an average daily throughput volume increase of 59%. This increase can be attributed to the Exxon marine contract commencing. We expect to grow Jefferson’s throughput over time, and believe that, assuming, for illustrative purposes, 420 thousand barrels per day (“bpd”), 90% utilization of our expected total capacity and pricing equal to the average rates (per barrel) we have contracted to receive, an average of $0.85 per barrel and 70% margin, Jefferson has the potential to generate annual Adjusted EBITDA of approximately $80 million over time.

•
Repauno – our Repauno segment generated $8.8 million of net loss attributable to stockholders and Adjusted EBITDA loss of $4.9 million in the first quarter of 2023, as compared to $4.8 million of net loss attributable to stockholders and Adjusted EBITDA loss of $1.9 million in the fourth quarter of 2022. Our Adjusted EBITDA loss of $4.9 million for the first quarter of 2023 includes costs associated with preparing the terminal for the multi-year butane throughput contract which commenced in the second quarter of 2023.  We believe that, based on existing capacity in Phase 1, assuming, for illustrative purposes, 90% utilization, or 756 thousand gallons per day at historically realized margins of natural gas liquids products, an average of $0.07 per gallon and $9 million of expenses, there is potential to generate $10 million of annual Adjusted EBITDA. The Phase 2 buildout has the potential to generate annual Adjusted EBITDA ranging from $40 million to $50 million based on an additional capacity of 35 KBBLs per day. We are continuously evaluating further expansion to offer an additional suite of products, including hydrogen production and distribution.

•
Long Ridge – Our Power and Gas business segment, consisting of an equity method investment in a multi-modal terminal located along the Ohio River with multiple industrial development opportunities, including a power plant (“Long Ridge”), generated $8.5 million of net income attributable to stockholders and $11.3 million of Adjusted EBITDA in the first quarter of 2023, as compared to $16.9 million of net loss attributable to stockholders and $6.6 million of Adjusted EBITDA loss for the fourth quarter of 2022. Average gas production during the first quarter of 2023 reached a high of 81,401 million metric British thermal units (“MMBTu”) per day, compared to 77,241 MMBtu per day for the fourth quarter of 2022. In the coming months, we are aiming to increase the capacity of the power plant to its full capability, and receive the requisite approvals to uprate capacity to 505 megawatts, which we believe would give Long Ridge the potential to generate $60 million of annual Adjusted EBITDA.

Item 8.01	Other Events

On June 29, 2023, the Company announced that it intends, subject to market conditions, to commence an offering of the Additional Notes. The Additional Notes are being offered as an additional issuance of the Existing Notes. The Additional Notes will be issued under the same indenture as the Existing Notes, will be treated as a single class of debt securities with the Existing Notes and will have the same terms, other than the issue date and offering price. Like the Existing Notes, the Additional Notes will be fully and unconditionally guaranteed on a senior basis by certain of the Company’s subsidiaries.

The Company intends to use the net proceeds from the offering to repay the amount outstanding under the Transtar revolver and Bridge Loan Credit Agreement and the commitments thereunder will be terminated in connection with the closing of the offering. The Company intends to use the remainder of net proceeds for general corporate purposes.

The Additional Notes will be offered in the United States to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States under Regulation S under the Securities Act. The Additional Notes will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information in this Form 8-K filed pursuant to Item 8.01 does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Disclaimer

The Company is not providing forward-looking guidance for U.S. GAAP reported financial measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, development and construction progress and timing with respect to current and future projects, potential cost overruns, interest expense, and revenues related to projects under development and/or construction. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period. For reconciliation of the historical non-GAAP financial measures shown here, please see the reconciliation contained in this Form 8-K.

Illustrative Adjusted EBITDA targets described in “Update Regarding our Business” above are hypothetical values based on specified assumptions that are aspirational in nature rather than management’s view of projected results. Actual results could differ materially and the hypothetical assumptions on which this illustrative data is based are subject to numerous risks and uncertainties.

Reconciliation

The following table sets forth a reconciliation of net income (loss) attributable to stockholders to Adjusted EBITDA for our four core segments for the three months ended March 31, 2023:

	Three Months Ended March 31, 2023
(in thousands)	Railroad	Jefferson Terminal	Repauno	Power and Gas	Four Core Segments
Net income (loss) attributable to stockholders	$8,098	$(9,162)	$(8,831)	$8,542	$(1,353)
Add: Provision for income taxes	598	198	114	-	910
Add: Equity-based compensation expense	325	444	126	-	895
Add: Acquisition and transaction expenses	183	-	-	22	205
Add: Losses on the modification or extinguishment of debt and capital lease obligations	-	-	-	-	-
Add: Changes in fair value of non-hedge derivative instruments	-	-	1,125	-	1,125
Add: Asset impairment charges	141	-	-	-	141
Add: Incentive allocations	-	-	-	-	-
Add: Depreciation and amortization expense	5,101	11,869	2,245	-	19,215
Add: Interest expense	955	7,884	588	2	9,429
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (1)	-	-	-	10,509	10,509
Add: Dividends and accretion on redeemable preferred stock	-	-	-	-	-
Add: Interest and other costs on pension and OPEB liabilities	480	-	-	-	480
Add: Other non-recurring items (2)	1,288	-	-	-	1,288
Less: Equity in earnings of unconsolidated entities	-	-	-	(7,761)	(7,761)
Less: Non-controlling share of Adjusted EBITDA (3)	(18)	(4,715)	(228)	-	(4,961)
Adjusted EBITDA	$17,151	$6,518	$(4,861)	$11,314	$30,122

(1)	Power and Gas:

Includes the following items for the three months ended March 31, 2023: (i) net income (loss) of $7,761, (ii) interest expense of $7,234, (iii) depreciation and amortization expense of $5,340, (iv) acquisition and transaction expenses of $20, (v) changes in fair value of non-hedge derivative instruments of $(9,847), and (vi) equity-based compensation of $1.

(2)	Railroad:

Includes the following items for the three months ended March 31, 2023: subsidiary severance expense of $1,288.

(3)	Railroad:

Includes the following items for the three months ended March 31, 2023: (i) equity-based compensation of $1, (ii) provision for income taxes of $1, (iii) depreciation and amortization expense of $10, (iv) interest expense of $2, (v) other non-recurring items of $3 and (vi) interest and other costs on pension and OPEB liabilities of $1.

Jefferson:

Includes the following items for the three months ended March 31, 2023: (i) equity-based compensation of $102, (ii) provision for income taxes of $46, (iii) interest expense of $1,823 and (iv) depreciation and amortization expense of $2,744.

Repauno:

Includes the following items for the three months ended March 31, 2023: (i) equity-based compensation of $7, (ii) interest expense of $32, (iii) depreciation and amortization expense of $122, (iv) provision for income taxes of $6, and (v) changes in fair value of non-hedge derivative instruments of $61.

The following table sets forth a reconciliation of net income (loss) attributable to stockholders to Adjusted EBITDA for our four core segments for the three months ended December 31, 2022:

	Three Months Ended December 31, 2022
(in thousands)	Railroad	Jefferson Terminal	Repauno	Power and Gas	Four Core Segments
Net loss attributable to stockholders and Former Parent	$ 8,525	$ (9,620)	$ (4,806)	$ (16,875)	$ (22,776)
Add: Provision for (benefit from) income taxes	(1,104)	765	165	-	(174)
Add: Equity-based compensation expense	452	514	138	-	1,104
Add: Acquisition and transaction expenses	184	64	-	100	348
Add: Losses on the modification or extinguishment of debt and capital lease obligations	-	-	-	-	-
Add: Changes in fair value of non-hedge derivative instruments	-	-	(67)	-	(67)
Add: Asset impairment charges	-	-	-	-	-
Add: Incentive allocations	-	-	-	-	-
Add: Depreciation & amortization expense	5,036	10,131	2,267	-	17,434
Add: Interest expense	69	6,578	530	-	7,177
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (3)	-	-	-	(6,802)	(6,802)
Add: Dividends and accretion expense of redeemable preferred stock	-	-	-	-	-
Add: Interest costs on pension and OPEB liabilities	336	-	-	-	336
Less: Equity in losses of unconsolidated entities	-	-	-	16,964	16,964
Less: Non-controlling share of Adjusted EBITDA (4)	(5)	(3,929)	(144)	-	(4,078)
Adjusted EBITDA (non-GAAP)	$ 13,493	$ 4,503	$ (1,917)	$ (6,613)	$ 9,466

(3)	Power and Gas

Includes the following items for the three months ended December 31, 2022: (i) net loss of $(16,964)  (ii) depreciation expense of $7,536  (iii) interest expense of $6,991 (iv) acquisition and transaction expense of $241 (v) changes in fair value of non-hedge derivative instruments of $(6,946)  (vi) asset impairment of $2,246 and (vii) equity-based compensation of $94.

(4)	Railroad

Includes the following items for the three months ended December 31, 2022: (i) equity-based compensation of $1 (ii) provision for income taxes of $—  (iii) acquisition and transaction expenses of $1 (iv) interest costs on pension and OPEB liabilities of $— and (v) depreciation and amortization expense of $3.

Jefferson Terminal

Includes the following items for the three months ended December 31, 2022: (i) equity-based compensation of $111 (ii) provision for income taxes of $168 (iii) interest expense of $1,437 and (iv) depreciation and amortization expense of $2,213.

Repauno

Includes the following items for the three months ended December 31, 2022: (i) equity-based compensation of $6 (ii) interest expense of $25 (iii) depreciation and amortization expense of $108 (iv) changes in fair value of non-hedge derivative instruments of $(3) and (v) provision for income taxes of $8.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the issuance of Additional Notes and related use of proceeds and illustrative statements regarding the potential Adjusted EBITDA that our portfolio can generate. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this Form 8-K. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.fipinc.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this Form 8-K. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTAI INFRASTRUCTURE INC.

By:	/s/ Kenneth J. Nicholson
Name:	Kenneth J. Nicholson
Title:	Chief Executive Officer and President

Date: June 29, 2023